Exhibit 99.1

CONTINENTAL BUILDING PRODUCTS ANNOUNCES

NEW OF BOARD OF DIRECTORS MEMBERS

Herndon, Virginia, March 3, 2016. Continental Building Products, Inc. (NYSE: CBPX) (the “Company”), a manufacturer of gypsum wallboard and complementary finishing products, announced that Chantal D. Veevaete and Michael J. Keough will join its Board of Directors as independent directors, effective on March 14, 2016. They will replace Chad Suss and Kevin Barner, who were affiliated with the Company’s private equity sponsor, Lone Star Funds. Messrs. Suss and Barner have submitted their resignations from the Board, effective March 11, in connection with the Company’s compliance with New York Stock Exchange’s corporate governance standards related to the Company’s loss of its “controlled company” status in March 2015. Ms. Veevaete will join the Compensation Committee and Mr. Keough will join the Nominating and Governance Committee. The Board of Directors has determined that each of Ms. Veevaete and Mr. Keough is independent under the New York Stock Exchange governance rules.

Chantal D. Veevaete has extensive experience in senior leadership positions in several industries, with a particular expertise in Human Resources matters. Most recently, from May 2012 through December 2014 Ms. Veevaete served as Senior Vice President, Human Resources of Phillips 66, a Fortune 10 diversified energy and logistics company, and prior to that she helped implement the separation of Phillips 66 from ConocoPhillips. From April 2009 through January 2012 Ms. Veevaete served as Vice President, Human Resources of Chevron Phillips Chemical, and before that served in senior human resources roles for several companies in the health care industry.

Michael J. Keough has extensive experience in senior leadership and operating roles, including serving as Chief Executive Officer of several significant manufacturing companies. Most recently, Mr. Keough served as President and Chief Executive Officer of Stronghaven Inc., which has been a subsidiary of Hood Container Corporation since December 2013. From January 2005 through May 2010 Mr. Keough was President and Chief Executive Officer of Caraustar Industries, a manufacturer of paperboard and paperboard products.

“We are extremely pleased to have such experienced and capable leaders as Chantal and Mike join our Board”, said Jay Bachmann, the Company’s President and Chief Executive Officer. He added, “Chantal’s extensive experience in business and human resources and Mike’s industry leadership and operational expertise are valuable additions to the Board as we move the company forward. I also want to thank Chad and Kevin for their contributions and the dedicated service they provided.”

About Continental Building Products

Continental Building Products is a manufacturer of gypsum wallboard and complementary finishing products. The Company is headquartered in Herndon, Virginia with operations serving the residential, commercial and repair and remodel construction markets in the eastern United States and eastern Canada.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s reports and documents filed with the SEC including its Annual Report on Form 10-K for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement

Contact Information:

Investor Relations:

703 480-3980

Investorrelations@continental-bp.com